Exhibit 10.37
INTELLECTUAL PROPERTY SECURITY AGREEMENT
THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “Agreement”), dated as of August 31, 2007, is made by each of DIGITAL ANGEL CORPORATION, a Delaware corporation (“DOC”), DIGITAL ANGEL TECHNOLOGY CORPORATION, a Minnesota corporation (“DATC”) and FEARING MANUFACTURING CO., INC. (“FMC” and together with DOC and DATC, the “Grantors” and each, a “Grantor”), in favor of KALLINA CORPORATION (“Lender”).
WHEREAS, pursuant to that certain Security Agreement dated as of the date hereof by and between Grantors (collectively, the “Borrowers”) and Lender (as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), Lender has agreed to provide financial accommodations to the Borrowers;
WHEREAS, Lender is willing to enter into the Security Agreement, but only upon the condition, among others, that each Grantor shall have executed and delivered to Lender this Agreement;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:
Section 1. DEFINED TERMS.
(a) When used herein the following terms shall have the following meanings:
“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.
“Copyright Licenses” means all written agreements naming any Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“General Intangibles” shall have the meaning provided thereto in Section 9-102 of the UCC, as amended, restated or otherwise modified from time to time.
“Obligations” Loans, all advances, debts, liabilities, obligations, covenants and duties owing by each Company and each of its Eligible Subsidiaries to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender), other than those arising under the Registration Rights Agreement or the Warrant, of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Company and/or each of its Eligible Subsidiaries to others which Lender may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in the Security Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Security Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), charges or any other payments each Company and each of its Eligible Subsidiaries is required to make by law or otherwise arising under or as a result of the Security Agreement, the Ancillary Agreements (other than the Registration Rights Agreement or the Warrant) or otherwise, together with all reasonable expenses and reasonable attorneys’ fees chargeable to the Companies’ or any of their Eligible Subsidiaries’ accounts or incurred by Lender in connection therewith.
“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions of such letters patent, (b) all applications for letters patent of the United States or any other county and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.
“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Trademarks” means (a) all trademarks, trade names, corporate names, business names, fictitious business names, trade styles, services marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, or otherwise, and all common-law rights thereto, and (b) the right to obtain all renewals thereof.
“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“UCC” shall have the meaning provided thereto in the Security Agreement.
(b) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
Section 2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of such Grantor now or hereafter existing from time to time, each Grantor hereby grants to Lender a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Collateral”):

(a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;
(b) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;
(c) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule III hereto;
(d) all of the Patents, Trademarks and Copyrights identified in Schedule I, Schedule II and Schedule III, respectively, that are material to its business or operations, as referred to on Schedule IV hereto, said Schedule IV, together with updated Schedules I, II and III, to be provided to Lender within 45 days of the execution of this Agreement;
(e) all reissues, continuations or extensions of the foregoing;
(f) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and
(g) all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.
Section 3. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto. Grantor’s Patents, Trademarks and Copyrights are valid and enforceable, are solely owned by Grantor and there is no claim that the use of any of them violates the rights of any third person. This Agreement is effective to create a valid and continuing lien on and perfected security interests in favor of Lender in all of Grantor’s Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantor. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Lender’s Lien on each Grantor’s Patents, Trademarks and Copyrights shall have been duly taken, including clearing up any gaps or inaccuracies in the chain of title in the Patents, Trademarks and Copyrights identified in Schedules I, II and III, respectively, at the sole cost of Grantor, which action shall take place within 45 days of the execution of this Agreement.

Section 4. COVENANTS. Each Grantor covenants and agrees with Lender that from and after the date of this Agreement:
(a) Grantor shall notify Lender immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) that is material to the conduct of its business or operations may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any similar foreign office or agency or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright that is material to the conduct of its business or operations, its right to register the same, or to keep and maintain the same.
(b) In the event Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency after the effective date of this Agreement, Grantor shall provide Lender written notice thereof, and, upon request of Lender, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Lender) to evidence Lender’s lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.
(c) Grantor shall take all commercially reasonable actions necessary or requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing) which applications and registrations are material to the conduct of its business or operations, including, but not limited to, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Grantor shall also, upon Lender’s request, execute any necessary documents to evidence Lender’s lien on Grantor’s Patents, Trademarks and Copyrights.
(d) In the event that any of the Intellectual Property that is material to the conduct of its business or operations is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Lender promptly after Grantor learns thereof. Grantor shall take all commercially reasonable actions to protect such Intellectual Property and to seek any and all damages for such infringement, misappropriation or dilution..
Section 5. SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Lender by each Grantor pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 6. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 7. INDEMNIFICATION. (A) Each Grantor assumes all responsibility and liability arising from the use of the Patents, Trademarks and/or Copyrights and each Grantor hereby indemnifies and holds Lender harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of such Grantor’s operations of its business from the use of the Patents, Trademarks and/or Copyrights. (B) In any suit, proceeding or action brought by Lender under any Patent License, Trademark License or Copyright License for any sum owing thereunder, or to enforce any provisions of such license, such Grantor will indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor, and all such obligations of any Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against Lender.
Section 8. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Security Agreement.
Section 9. TERMINATION OF THIS AGREEMENT. Subject to Section 6 hereof, this Agreement shall terminate upon payment in full in cash of all Obligations and irrevocable termination of the Security Agreement.
Section 10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

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IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

DIGITAL ANGEL CORPORATION
By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Vice President, Acting Chief Financial Officer

DIGITAL ANGEL TECHNOLOGY CORPORATION
By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Vice President, Acting Chief Financial Officer

FEARING MANUFACTURING CO., INC.
By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Vice President, Acting Chief Financial Officer

ACCEPTED and ACKNOWLEDGED by:
KALLINA CORPORATION
By: Laurus Capital Management, LLC, as investment manager
By: /s/ David Grin
Name: David Grin
Title: Principal